Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION
                                                             AUSTIN, TEXAS
                                1445 ROSS AVENUE             (512) 499-3800
                                   SUITE 3200               CHICAGO, ILLINOIS
                               DALLAS, TEXAS 75202           (312) 425-3900
                                                             HOUSTON, TEXAS
                                 (214) 855-4500              (713) 951-3300
                            FACSIMILE (214) 855-4300     LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800
                                 www.jenkens.com           NEW YORK, NEW YORK
                                                             (212) 704-6000
                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                                January 27, 2005

Dyadic International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida  33477

      Re: Dyadic International, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

      We are counsel to Dyadic International, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 27, 2005, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 5,133,823 shares (the "Shares") of the $0.001 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company pursuant to the Dyadic International, Inc. 2001 Equity Compensation Plan (the "Plan"), including up to 821,000 Shares that may be issued upon the exercise of outstanding options previously granted under the Plan (the "Options") and up to 4,312,823 Shares that may be issued in the future as restricted stock awards under the Plan ("Future Awards") or upon the exercise of Options that may be granted in the future under the Plan ("Future Options"). The Plan was originally adopted by Dyadic International (USA), Inc., a Florida corporation ("Dyadic-Florida"), which was acquired by the Company on October 29, 2004 through a merger with the Company's wholly-owned subsidiary (the "Merger"), whereupon the Company assumed Dyadic-Florida's obligations under the Plan in connection with the Merger.

      You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (2) minutes and records of the corporate proceedings of the Company with respect to the Merger, the assumption of the Plan and the Options, the reservation of 5,133,823 Shares to be issued pursuant to the Plan and to which the Registration Statement relates, the issuance of the shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Certificate of Incorporation, Amended and Restated Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

Dyadic International, Inc.
January 27, 2005
Page 2


Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that:

      (1) All corporate actions necessary to authorize the issuance by the Company of the Shares upon the exercise of the Options have been duly and validly taken;

      (2) Assuming (i) that all relevant corporate actions heretofore taken by the Company remain in full force and effect and (ii) that the Shares that may be purchased under the Options are issued, sold and delivered as contemplated by the Registration Statement and in accordance with the terms and conditions of the corporate authorizations and the Options and the Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company; and

      (3) Assuming (i) any Future Awards and Future Options are properly authorized by all necessary corporate action by the Company in accordance with the Plan and (ii) that the Shares that may be purchased under the Future Options or that may be issued under the Future Awards are issued, sold and delivered as contemplated by the Registration Statement and in accordance with the terms and conditions of such corporate authorizations, the Plan and the Future Options or Future Awards, such Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

      The opinions expressed in this letter assume that (1) the Plan and the Options were duly authorized and validly issued by Dyadic-Florida, and (2) each exercise price for the Options remains, and for the Future Options will be, at not less than the par value per share of the Common Stock.

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

Dyadic International, Inc.
January 27, 2005
Page 3


      The opinions expressed herein are specifically limited to the laws of the State of Delaware and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              Jenkens & Gilchrist,
                                              A Professional Corporation


                                              By: /s/ Daryl B. Robertson
                                                  ----------------------
                                                  Daryl B. Robertson,
                                                  Authorized Signatory